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                                                                      Exhibit 16

                                AJ. ROBBINS, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS
                              216 SIXTEENTH STREET
                                    SUITE 600
                             DENVER, COLORADO 80202



October 31, 2007


United States Securities and
  Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

         Re:      Universal Detection Technology


Dear Sir/Madam:

         We have read Item 4.01 of the form 8-K (Amendment #1) of Universal Detection Technology, dated October 31, 2007 regarding the recent change of auditors. We agree with such statement made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.01.


Very truly yours,

AJ. Robbins, PC

by  /s/ Richard Fleischman
-------------------------------------
   Richard Fleischman, CPA